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                                                                    EXHIBIT 99.1

                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES
                                  DEBT RATINGS


                                                          Standard &             Moody's
                                                            Poor's              Investors
                                                         Corporation             Service             Fitch, Inc.
                                                       -----------------     -----------------     -----------------
AT DECEMBER 31, 2003

Household Finance Corporation
     Senior debt                                                A                    A1                    A
     Senior subordinated debt                                   A-                   A2                    A-

     Commercial paper                                          A-1                  P-1                   F-1

Household Bank (SB), N.A.
     Senior debt                                                A                    A1                    A
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